UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

TENAX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, NC 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Tenax Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of Delaware for the purpose of effecting a reverse stock split of the outstanding shares of the Company’s common stock at a ratio of one share for every 80 shares outstanding (the “Reverse Stock Split”), so that every 80 outstanding shares of common stock before the Reverse Stock Split represents one share of common stock after the Reverse Stock Split. The Reverse Stock Split was approved by the Company’s stockholders at the special meeting of stockholders held on November 30, 2023 and the Company’s Board of Directors approved the Certificate of Amendment with a 1-for-80 ratio on December 8, 2023. The Reverse Stock Split was effective at 5:00 p.m. on January 2, 2024.

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Immediately prior to the Reverse Stock Split, there were 23,862,434 shares of common stock outstanding. After the Reverse Split, there were approximately 298,281 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged after the Reverse Stock Split except for minor changes and adjustments resulting from rounding of fractional interests. No fractional shares will be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will instead receive one whole share of common stock. Because the Certificate of Amendment did not reduce the number of authorized shares of common stock, the effect of the Reverse Stock Split was to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the common stock and the rights and privileges of the holders of common stock are unaffected by the Reverse Stock Split other than any impact on proportional voting power due to rounding up of fractional shares.

The Reverse Stock Split was effected primarily to assist the Company in regaining compliance with the $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

The Company’s transfer agent, Issuer Direct Corporation, is also acting as the exchange agent for the Reverse Stock Split.

Pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01. Other Events.

On December 29, 2023, the Company issued a press release regarding the Reverse Stock Split described above under Item 5.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Tenax Therapeutics, Inc.
99.1	Press release dated December 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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